BNY Mellon 4Q16 Earnings Release

News Release

BNY MELLON REPORTS FOURTH QUARTER EARNINGS OF $822 MILLION OR $0.77 PER COMMON SHARE

•	Earnings per common share up 35%, or 13% on an adjusted basis year-over-year (a)

TOTAL REVENUE OF $3.79 BILLION, INCREASED 2% YEAR-OVER-YEAR

•	Fee and other revenue up slightly; Investment Services fees increased 4%

•	Net interest revenue increased 9%

CONTINUED FOCUS ON EXPENSE CONTROL

•	Total noninterest expense decreased 2% year-over-year

FULL-YEAR 2016 EARNINGS OF $3.43 BILLION OR $3.15 PER COMMON SHARE

•	Earnings of $3.45 billion or $3.17 per common share on an adjusted basis (a)

•	Earnings per common share up 16%, or 11% on an adjusted basis (a)

•	Total revenue up slightly and total noninterest expense decreased 3%

EXECUTING ON CAPITAL PLAN AND RETURNING VALUE TO COMMON SHAREHOLDERS

•	Repurchased 18.4 million common shares for $848 million in the fourth quarter of 2016 and 58.6 million common shares for $2.4 billion in full-year 2016

•	Return on common equity of 9% in the fourth quarter of 2016 and 10% in full-year 2016

•	Adjusted return on tangible common equity of 21% in both the fourth quarter and full-year of 2016 (a)

•	SLR – transitional of 6.0%; SLR – fully phased-in of 5.6% (a)

NEW YORK, January 19, 2017 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported fourth quarter net income applicable to common shareholders of $822 million, or $0.77 per diluted common share, or $826 million, or $0.77 per diluted common share, as adjusted (Non-GAAP). In the fourth quarter of 2015, net income applicable to common shareholders was $637 million, or $0.57 per diluted common share, or $755 million, or $0.68 per diluted common share, as adjusted (Non-GAAP). In the third quarter of 2016, net income applicable to common shareholders was $974 million, or $0.90 per diluted common share, or $979 million, or $0.90 per diluted common share, as adjusted (Non-GAAP) (a).

In 2016, net income applicable to common shareholders totaled $3.43 billion, or $3.15 per diluted common share, or $3.45 billion, or $3.17 per diluted common share, as adjusted (Non-GAAP). In 2015, net income applicable to common shareholders totaled $3.05 billion, or $2.71 per diluted common share, or $3.22 billion, or $2.85 per diluted common share, as adjusted (Non-GAAP) (a).

__________________________________________

(a)
These measures are considered to be Non-GAAP. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the adjusted earnings and earnings per common share reconciliation and the adjusted tangible common equity ratio reconciliation. See “Capital and Liquidity” beginning on page 13 for the reconciliation of the SLR.

Media Relations: Ligia Braun (212) 635-8588	Investor Relations: Valerie Haertel (212) 635-8529

BNY Mellon 4Q16 Earnings Release

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of Dec. 31, 2016, BNY Mellon had $29.9 trillion in assets under custody and/or administration, and $1.6 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Gerald L. Hassell, chairman and chief executive officer, and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of the executive management team from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EST on Jan. 19, 2017. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (719) 325-2110 (International), and using the passcode: 445371, or by logging on to www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EST on Jan. 19, 2017. Replays of the conference call and audio webcast will be available beginning Jan. 19, 2017 at approximately 2 p.m. EST through Feb. 19, 2017 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 6203153. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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BNY Mellon 4Q16 Earnings Release

FOURTH QUARTER 2016 FINANCIAL HIGHLIGHTS (a)
(comparisons are 4Q16 vs. 4Q15, unless otherwise stated)

•Earnings

	Earnings per share			Net income applicable to common shareholders of The Bank of New York Mellon Corporation
(in millions, except per share amounts)	4Q16	4Q15	Inc/(Dec)	4Q16	4Q15	Inc/(Dec)
GAAP results	$0.77	$0.57	35%	$822	$637	29%
Add: M&I, litigation and restructuring charges	—	0.01		4	12
Impairment charge related to Sentinel	N/A	0.10		N/A	106
Non-GAAP results	$0.77	$0.68	13%	$826	$755	9%

•	Total revenue of $3.8 billion, increased 2% on both a GAAP and adjusted basis (Non-GAAP) (a).
-    Investment services fees increased 4% reflecting higher money market fees.
-    Investment management and performance fees decreased 2% due to the unfavorable impact of a stronger U.S. dollar (principally versus the British pound) and lower performance fees, partially offset by higher market values and money market fees.
-    Foreign exchange revenue increased 6% reflecting higher volatility.
-    Investment and other income decreased $23 million driven by lower other income related to termination fees in our clearing business recorded in 4Q15.
-    Net interest revenue increased $71 million driven by the increase in interest rates, impact of interest rate hedging activities and premium amortization adjustments, partially offset by lower interest-earning assets.

•	The provision for credit losses was $7 million.

•
Noninterest expense of $2.6 billion, decreased 2% on both a GAAP and adjusted basis (Non-GAAP) (a). The decrease reflects lower staff expense driven by the favorable impact of a stronger U.S. dollar, lower employee benefits and severance expense.

•	Effective tax rate of 24.3%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
-    AUC/A of $29.9 trillion increased 3% reflecting higher market values, offset by the unfavorable impact of a stronger U.S. dollar.
--    Estimated new AUC/A wins in Asset Servicing of $141 billion in 4Q16.
-    AUM of $1.65 trillion increased 1% reflecting higher market values offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound).
--    Net long-term outflows of $11 billion in 4Q16 were a combination of $10 billion of outflows from actively managed strategies and $1 billion of outflows from index strategies.
--    Net short-term outflows totaled $3 billion in 4Q16.

•Capital
-    Repurchased 18.4 million common shares for $848 million in 4Q16 and 58.6 million common shares for $2.4 billion in full-year 2016.
-    Return on common equity of 9% in 4Q16 and 10% in full-year 2016.
-    Adjusted return on tangible common equity of 21% in both 4Q16 and full-year 2016 (a).
-    SLR – transitional of 6.0%; SLR – fully phased-in of 5.6% (a).

(a)
See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures. In all periods presented, Non-GAAP information excludes the net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 4Q15 also excludes the impairment charge related to a court decision regarding Sentinel Management Group, Inc. (“Sentinel”). See “Capital and Liquidity” beginning on page 13 for the reconciliation of the SLR.

N/A – Not applicable.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 4Q16 Earnings Release

FINANCIAL SUMMARY

(dollars in millions, except per share amounts; common shares in thousands)						4Q16 vs.
	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16		4Q15
Revenue:
Fee and other revenue	$2,954	$3,150	$2,999	$2,970	$2,950	(6)%		—
Income (loss) from consolidated investment management funds	5	17	10	(6)	16
Net interest revenue	831	774	767	766	760	7		9
Total revenue – GAAP	3,790	3,941	3,776	3,730	3,726	(4)		2
Less: Net income (loss) attributable to noncontrolling interests related to consolidated investment management funds	4	9	4	(7)	5
Total revenue – Non-GAAP	3,786	3,932	3,772	3,737	3,721	(4)		2
Provision for credit losses	7	(19)	(9)	10	163
Expense:
Noninterest expense – GAAP	2,631	2,643	2,620	2,629	2,692	—		(2)
Less: Amortization of intangible assets	60	61	59	57	64
M&I, litigation and restructuring charges	7	18	7	17	18
Total noninterest expense – Non-GAAP	2,564	2,564	2,554	2,555	2,610	—		(2)
Income:
Income before income taxes	1,152	1,317	1,165	1,091	871	(13)%		32%
Provision for income taxes	280	324	290	283	175
Net income	$872	$993	$875	$808	$696
Net (income) loss attributable to noncontrolling interests (a)	(2)	(6)	(2)	9	(3)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	870	987	873	817	693
Preferred stock dividends	(48)	(13)	(48)	(13)	(56)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$822	$974	$825	$804	$637

Operating leverage (b)						(338	) bps	399	bps
Adjusted operating leverage – Non-GAAP (b)						(371	) bps	351	bps

Key Metrics:
Pre-tax operating margin (c)	30%	33%	31%	29%	23%
Adjusted pre-tax operating margin – Non-GAAP (c)	32%	35%	33%	31%	30%

Return on common equity (annualized) (c)	9.3%	10.8%	9.3%	9.2%	7.1%
Adjusted return on common equity (annualized) – Non-GAAP (c)	9.8%	11.3%	9.7%	9.7%	8.9%

Return on tangible common equity (annualized) – Non- GAAP (c)(d)	20.4%	23.5%	20.4%	20.6%	16.2%
Adjusted return on tangible common equity (annualized) – Non-GAAP (c)(d)	20.5%	23.6%	20.5%	20.8%	19.0%

Fee revenue as a percentage of total revenue	78%	79%	79%	80%	79%

Percentage of non-U.S. total revenue	34%	36%	34%	33%	34%

Average common shares and equivalents outstanding:
Basic	1,050,888	1,062,248	1,072,583	1,079,641	1,088,880
Diluted	1,056,818	1,067,682	1,078,271	1,085,284	1,096,385

Period end:
Full-time employees	52,000	52,300	52,200	52,100	51,200
Book value per common share – GAAP (d)	$33.67	$34.19	$33.72	$33.34	$32.69
Tangible book value per common share – Non-GAAP (d)	$16.19	$16.67	$16.25	$15.87	$15.27
Cash dividends per common share	$0.19	$0.19	$0.17	$0.17	$0.17
Common dividend payout ratio	25%	21%	23%	23%	30%
Closing stock price per common share	$47.38	$39.88	$38.85	$36.83	$41.22
Market capitalization	$49,630	$42,167	$41,479	$39,669	$44,738
Common shares outstanding	1,047,488	1,057,337	1,067,674	1,077,083	1,085,343
(a)    Primarily attributable to noncontrolling interests related to consolidated investment management funds.

(b)
Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the components of this measure.

(c)
Non-GAAP information for all periods presented excludes the net income (loss) attributable to noncontrolling interests related to consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan and 4Q15 also excludes the impairment charge related to a court decision regarding Sentinel. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures.

(d)
Tangible book value per common share – Non-GAAP and tangible common equity exclude goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures.

bps – basis points.

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BNY Mellon 4Q16 Earnings Release

CONSOLIDATED BUSINESS METRICS

Consolidated business metrics							4Q16 vs.
	4Q16		3Q16	2Q16	1Q16	4Q15	3Q16	4Q15
Changes in AUM (in billions): (a)
Beginning balance of AUM	$1,715		$1,664	$1,639	$1,625	$1,625
Net inflows (outflows):
Long-term strategies:
Equity	(4)		(3)	(2)	(3)	(9)
Fixed income	(1)		—	(2)	—	1
Liability-driven investments (b)	(7)		4	15	14	11
Alternative investments	2		2	1	1	2
Total long-term active strategies (outflows) inflows	(10)		3	12	12	5
Index	(1)		(2)	(17)	(11)	(16)
Total long-term strategies (outflows) inflows	(11)		1	(5)	1	(11)
Short term strategies:
Cash	(3)		(1)	4	(9)	2
Total net (outflows)	(14)		—	(1)	(8)	(9)
Net market impact/other	(11)		80	71	41	24
Net currency impact	(42)		(29)	(47)	(19)	(15)
Acquisition	—		—	2	—	—
Ending balance of AUM	$1,648	(c)	$1,715	$1,664	$1,639	$1,625	(4)%	1%

AUM at period end, by product type: (a)
Equity	14%		13%	14%	14%	14%
Fixed income	13		14	13	13	13
Index	19		18	18	19	20
Liability-driven investments (b)	34		35	34	33	32
Alternative investments	4		4	4	4	4
Cash	16		16	17	17	17
Total AUM	100%	(c)	100%	100%	100%	100%

Investment Management:
Average loans (in millions)	$15,673		$15,308	$14,795	$14,275	$13,447	2%	17%
Average deposits (in millions)	$15,511		$15,600	$15,518	$15,971	$15,497	(1)%	—%

Investment Services:
Average loans (in millions)	$45,832		$44,329	$43,786	$45,004	$45,844	3%	—%
Average deposits (in millions)	$213,531		$220,316	$221,998	$215,707	$229,241	(3)%	(7)%

AUC/A at period end (in trillions) (d)	$29.9	(c)	$30.5	$29.5	$29.1	$28.9	(2)%	3%

Market value of securities on loan at period end (in billions) (e)	$296		$288	$278	$300	$277	3%	7%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$141	(c)	$150	$167	$40	$49

Depositary Receipts:
Number of sponsored programs	1,062		1,094	1,112	1,131	1,145	(3)%	(7)%

Clearing services:
Average active clearing accounts (U.S. platform) (in thousands)	5,960		5,942	5,946	5,947	5,959	—%	—%
Average long-term mutual fund assets (U.S. platform) (in millions)	$438,460		$443,112	$431,150	$415,025	$437,260	(1)%	—%
Average investor margin loans (U.S. platform) (in millions)	$10,562		$10,834	$10,633	$11,063	$11,575	(3)%	(9)%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,307		$2,212	$2,108	$2,104	$2,153	4%	7%

(a)	Excludes securities lending cash management assets and assets managed in the Investment Services business and the Other segment.

(b)	Includes currency overlay assets under management.

(c)	Preliminary.

(d)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at Dec. 31, 2016 and Sept. 30, 2016, $1.1 trillion at June 30, 2016 and March 31, 2016 and $1.0 trillion at Dec. 31, 2015.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $63 billion at Dec. 31, 2016, $64 billion at Sept. 30, 2016, $56 billion at June 30, 2016 and March 31, 2016 and $55 billion at Dec. 31, 2015.

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BNY Mellon 4Q16 Earnings Release

The following table presents key market metrics at period end and on an average basis.

Key market metrics						4Q16 vs.
	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16	4Q15
S&P 500 Index (a)	2239	2168	2099	2060	2044	3%	10%
S&P 500 Index – daily average	2185	2162	2075	1951	2052	1	6
FTSE 100 Index (a)	7143	6899	6504	6175	6242	4	14
FTSE 100 Index – daily average	6923	6765	6204	5988	6271	2	10
MSCI EAFE (a)	1684	1702	1608	1652	1716	(1)	(2)
MSCI EAFE – daily average	1660	1677	1648	1593	1732	(1)	(4)
Barclays Capital Global Aggregate BondSM Index (a)(b)	451	486	482	468	442	(7)	2
NYSE and NASDAQ share volume (in billions)	189	186	203	218	198	2	(5)
JPMorgan G7 Volatility Index – daily average (c)	10.24	10.19	11.12	10.60	9.49	—	8
Average Fed Funds effective rate	0.45%	0.39%	0.37%	0.36%	0.16%	6 bps	29 bps
Foreign exchange rates vs. U.S. dollar:
British pound (a)	$1.23	$1.30	$1.34	$1.44	$1.48	(5)%	(17)%
British pound – average rate	1.24	1.31	1.43	1.43	1.52	(5)	(18)
Euro (a)	1.05	1.12	1.11	1.14	1.09	(6)	(4)
Euro – average rate	1.08	1.12	1.13	1.10	1.10	(4)	(2)

(a)	Period end.

(b)	Unhedged in U.S. dollar terms.

(c)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.
bps – basis points.

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BNY Mellon 4Q16 Earnings Release

FEE AND OTHER REVENUE

Fee and other revenue						4Q16 vs.
(dollars in millions)	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16	4Q15
Investment services fees:
Asset servicing (a)	$1,068	$1,067	$1,069	$1,040	$1,032	—%	3%
Clearing services	355	349	350	350	339	2	5
Issuer services	211	337	234	244	199	(37)	6
Treasury services	140	137	139	131	137	2	2
Total investment services fees	1,774	1,890	1,792	1,765	1,707	(6)	4
Investment management and performance fees	848	860	830	812	864	(1)	(2)
Foreign exchange and other trading revenue	161	183	182	175	173	(12)	(7)
Financing-related fees	50	58	57	54	51	(14)	(2)
Distribution and servicing	41	43	43	39	41	(5)	—
Investment and other income	70	92	74	105	93	(24)	(25)
Total fee revenue	2,944	3,126	2,978	2,950	2,929	(6)	1
Net securities gains	10	24	21	20	21	N/M	N/M
Total fee and other revenue	$2,954	$3,150	$2,999	$2,970	$2,950	(6)%	—%

(a)	Asset servicing fees include securities lending revenue of $54 million in 4Q16, $51 million in 3Q16, $52 million in 2Q16, $50 million in 1Q16 and $46 million in 4Q15.
N/M – Not meaningful.

KEY POINTS

•
Asset servicing fees were $1.1 billion, an increase of 3% year-over-year. The year-over-year increase primarily reflects higher money market fees, net new business and higher equity market values, partially offset by the unfavorable impact of a stronger U.S. dollar and the impact of downsizing of the UK retail transfer agency business.

•
Clearing services fees were $355 million, an increase of 5% year-over-year and 2% sequentially. Both increases were primarily driven by higher money market fees. The year-over-year increase was partially offset by the impact of previously disclosed lost business.

•
Issuer services fees were $211 million, an increase of 6% year-over-year and a decrease of 37% sequentially. The year-over-year increase primarily reflects higher fees in Depositary Receipts and higher money market fees in Corporate Trust. The sequential decrease primarily reflects seasonality in Depositary Receipts.

•
Treasury services fees were $140 million, an increase of 2% both year-over-year and sequentially. Both increases primarily resulted from higher payment volumes. The year-over-year increase was partially offset by higher compensating balance credits provided to clients, which reduces fee revenue and increases net interest revenue.

•
Investment management and performance fees were $848 million, a decrease of 2% year-over-year and 1% sequentially. The year-over-year decrease primarily reflects the unfavorable impact of a stronger U.S. dollar (principally versus the British pound) and lower performance fees, partially offset by higher market values and money market fees. The sequential decrease primarily reflects outflows of assets under management, lower fixed income market values and money market fees, partially offset by higher performance fees.

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BNY Mellon 4Q16 Earnings Release

•	Foreign exchange and other trading revenue
	(in millions)	4Q16	3Q16	2Q16	1Q16	4Q15
	Foreign exchange	$175	$175	$166	$171	$165
	Other trading revenue (loss)	(14)	8	16	4	8
	Total foreign exchange and other trading revenue	$161	$183	$182	$175	$173

Foreign exchange and other trading revenue totaled $161 million in 4Q16 compared with $173 million in 4Q15 and $183 million in 3Q16. In 4Q16, foreign exchange revenue totaled $175 million, an increase of 6% year-over-year, primarily reflecting higher volatility.

Other trading losses were $14 million in 4Q16, compared with other trading revenue of $8 million in both 4Q15 and 3Q16. Both decreases primarily reflect the impact of interest rate hedging activities, which are offset in net interest revenue.

•	Financing-related fees were $50 million in 4Q16, compared with $51 million in 4Q15 and $58 million in 3Q16. The sequential decrease primarily reflects lower underwriting fees.

•
Distribution and servicing fees were $41 million in 4Q16, compared with $41 million in 4Q15 and $43 million in 3Q16. Year-over-year, higher money market fees were offset by fees paid to introducing brokers.

•	Investment and other income
	(in millions)	4Q16	3Q16	2Q16	1Q16	4Q15
	Corporate/bank-owned life insurance	$53	$34	$31	$31	$43
	Expense reimbursements from joint venture	15	18	17	17	16
	Seed capital gains (a)	6	16	11	11	10
	Asset-related gains	1	8	1	—	5
	Equity investment (losses)	(2)	(1)	(4)	(3)	(2)
	Lease-related gains (losses)	(6)	—	—	44	(8)
	Other income	3	17	18	5	29
	Total investment and other income	$70	$92	$74	$105	$93

(a)
Excludes the gain (loss) on seed capital investments in consolidated investment management funds which are reflected in operations of consolidated investment management funds, net of noncontrolling interests. The gain on seed capital investments in consolidated investment management funds was $1 million in 4Q16, $8 million in 3Q16, $6 million in 2Q16, $1 million in 1Q16 and $11 million in 4Q15.

Investment and other income was $70 million in 4Q16, compared with $93 million in 4Q15 and $92 million in 3Q16. The year-over-year decrease primarily reflects lower other income related to termination fees in our clearing business recorded in 4Q15, partially offset by higher income from corporate/bank-owned life insurance. The year-over-year and sequential decreases in other income also reflect the impact of increased investments in renewable energy, which generate losses in other revenue that are more than offset by tax benefits recorded to the provision for income taxes.

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BNY Mellon 4Q16 Earnings Release

NET INTEREST REVENUE

Net interest revenue						4Q16 vs.
(dollars in millions)	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16		4Q15
Net interest revenue (non-FTE)	$831	$774	$767	$766	$760	7%		9%
Net interest revenue (FTE)	843	786	780	780	774	7		9
Net interest margin (FTE)	1.17%	1.06%	0.98%	1.01%	0.99%	11	bps	18	bps

Selected average balances:
Cash/interbank investments	$104,352	$114,544	$137,995	$127,624	$128,328	(9)%		(19)%
Trading account securities	2,288	2,176	2,152	3,320	2,786	5		(18)
Securities	117,660	118,405	118,002	118,538	119,532	(1)		(2)
Loans	63,647	61,578	60,284	61,196	61,964	3		3
Interest-earning assets	287,947	296,703	318,433	310,678	312,610	(3)		(8)
Interest-bearing deposits	145,681	155,109	165,122	162,017	160,334	(6)		(9)
Noninterest-bearing deposits	82,267	81,619	84,033	82,944	85,878	1		(4)

Selected average yields/rates:
Cash/interbank investments	0.47%	0.43%	0.44%	0.43%	0.32%
Trading account securities	3.17	2.62	2.45	2.16	2.79
Securities	1.67	1.56	1.56	1.61	1.62
Loans	1.92	1.84	1.85	1.76	1.54
Interest-earning assets	1.30	1.19	1.14	1.16	1.08
Interest-bearing deposits	(0.01)	(0.02)	0.03	0.04	0.01

Average cash/interbank investments as a percentage of average interest-earning assets	36%	39%	43%	41%	41%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	29%	28%	26%	27%	27%
FTE – fully taxable equivalent.
bps – basis points.

KEY POINTS

•
Net interest revenue totaled $831 million in 4Q16, an increase of $71 million year-over-year and $57 million sequentially. The year-over-year increase was primarily driven by the increase in interest rates, partially offset by lower interest-earning assets. Both increases reflect the impact of interest rate hedging activities, which positively impacted 4Q16 by approximately $25 million. Substantially all of this impact was offset in foreign exchange and other trading revenue.

•
Effective Oct. 1, 2016, we changed our accounting method for the amortization of premiums and accretion of discounts on certain mortgage-backed securities from the prepayment method (also referred to as the retrospective method) to the contractual method. Net interest revenue for 4Q16 was positively adjusted approximately $15 million as a result of this change. Prior periods were not adjusted as the impacts were not material. Net interest revenue for 4Q16 would have been higher had we continued to use the prepayment method.

•	The $25 million impact of interest rate hedging activities and the $15 million premium amortization adjustment positively impacted the 4Q16 net interest margin by 5 basis points.

Page - 9

BNY Mellon 4Q16 Earnings Release

NONINTEREST EXPENSE

Noninterest expense						4Q16 vs.
(dollars in millions)	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16	4Q15
Staff	$1,395	$1,467	$1,412	$1,459	$1,481	(5)%	(6)%
Professional, legal and other purchased services	325	292	290	278	328	11	(1)
Software and equipment	237	215	223	219	225	10	5
Net occupancy	153	143	152	142	148	7	3
Distribution and servicing	98	105	102	100	92	(7)	7
Business development	71	52	65	57	75	37	(5)
Sub-custodian	57	59	70	59	60	(3)	(5)
Other	228	231	240	241	201	(1)	13
Amortization of intangible assets	60	61	59	57	64	(2)	(6)
M&I, litigation and restructuring charges	7	18	7	17	18	N/M	N/M
Total noninterest expense – GAAP	$2,631	$2,643	$2,620	$2,629	$2,692	—%	(2)%

Total staff expense as a percentage of total revenue	37%	37%	37%	39%	40%

Memo:
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$2,564	$2,564	$2,554	$2,555	$2,610	—%	(2)%
N/M – Not meaningful.

KEY POINTS

•
Total noninterest expense decreased 2% year-over-year and decreased slightly sequentially. Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges (Non-GAAP) decreased 2% year-over-year and was flat sequentially.

•
The year-over-year decrease primarily reflects lower staff expense and M&I, litigation and restructuring charges, partially offset by higher other and software and equipment expenses. The decrease in staff expense year-over-year was primarily driven by the favorable impact of a stronger U.S. dollar, lower employee benefits and severance expense. The increase in other expense primarily reflects a downward adjustment in bank assessment charges recorded in 4Q15.

•
The sequential decrease primarily reflects lower staff expense and M&I, litigation and restructuring charges, partially offset by higher professional, legal and other purchased services, software and equipment and business development expenses. The decrease in staff expense was primarily due to lower incentives and severance expenses. The increase in professional, legal and other purchased services primarily reflects higher regulatory compliance costs.

Page - 10

BNY Mellon 4Q16 Earnings Release

INVESTMENT SECURITIES PORTFOLIO

At Dec. 31, 2016, the fair value of our investment securities portfolio totaled $114.3 billion. The net unrealized pre-tax loss on our total securities portfolio was $221 million at Dec. 31, 2016 compared with a net unrealized pre-tax gain of $1.4 billion at Sept. 30, 2016. The decrease in the net unrealized pre-tax gain was primarily driven by an increase in market interest rates. At Dec. 31, 2016, the fair value of the held-to-maturity securities totaled $40.7 billion and represented 36% of the fair value of the total investment securities portfolio.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio (dollars in millions)	Sept. 30, 2016		4Q16 change in unrealized gain (loss)	Dec. 31, 2016			Fair value as a % of amortized cost (a)	Unrealized gain (loss)		Ratings
													BB+ and lower
	Fair value			Amortized cost	Fair value					AAA/ AA-	A+/ A-	BBB+/ BBB-		Not rated
Agency RMBS	$48,987		$(924)	$48,150	$47,715		99%	$(435)		100%	—%	—%	—%	—%
U.S. Treasury	25,135		(269)	25,490	25,244		99	(246)		100	—	—	—	—
Sovereign debt/sovereign guaranteed	15,998		(94)	14,159	14,373		102	214		75	5	20	—	—
Non-agency RMBS (b)	1,463		(20)	1,080	1,357		80	277		—	1	2	87	10
Non-agency RMBS	757		4	698	718		94	20		8	4	15	72	1
European floating rate notes	851		7	717	706		98	(11)		68	24	8	—	—
Commercial MBS	7,310		(143)	8,106	8,037		99	(69)		98	2	—	—	—
State and political subdivisions	3,578		(99)	3,411	3,396		100	(15)		80	17	—	—	3
Foreign covered bonds	2,433		(22)	2,200	2,216		101	16		100	—	—	—	—
Corporate bonds	1,638		(48)	1,391	1,396		100	5		18	67	15	—	—
CLOs	2,534		1	2,593	2,598		100	5		100	—	—	—	—
U.S. Government agencies	1,808		21	1,955	1,964		101	9		100	—	—	—	—
Consumer ABS	2,203		(3)	1,729	1,727		100	(2)		90	4	5	1	—
Other (c)	3,961		(19)	2,822	2,833		100	11		83	—	14	—	3
Total investment securities	$118,656	(d)	$(1,608)	$114,501	$114,280	(d)	99%	$(221)	(d)(e)	93%	2%	3%	2%	—%
(a)    Amortized cost before impairments.

(b)
These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.

(c)
Includes commercial paper with a fair value of $1,503 million and $401 million and money market funds with a fair value of $931 million and $842 million at Sept. 30, 2016 and Dec. 31, 2016, respectively.

(d)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $1,001 million at Sept. 30, 2016 and $211 million at Dec. 31, 2016.

(e)	Unrealized gains of $15 million at Dec. 31, 2016 related to available-for-sale securities.

Page - 11

BNY Mellon 4Q16 Earnings Release

NONPERFORMING ASSETS

Nonperforming assets (dollars in millions)	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015
Loans:
Financial institutions	$—	$—	$171
Other residential mortgages	91	93	102
Wealth management loans and mortgages	8	7	11
Lease financing	4	4	—
Commercial real estate	—	1	2
Total nonperforming loans	103	105	286
Other assets owned	4	4	6
Total nonperforming assets	$107	$109	$292
Nonperforming assets ratio	0.17%	0.17%	0.46%
Allowance for loan losses/nonperforming loans	164.1	141.0	54.9
Total allowance for credit losses/nonperforming loans	272.8	261.0	96.2

Nonperforming assets were $107 million at Dec. 31, 2016, a decrease of $2 million compared with Sept. 30, 2016, and a decrease of $185 million compared with Dec. 31, 2015. The decrease compared with Dec. 31, 2015 primarily reflects the receipt of trust assets from the bankruptcy proceeding of Sentinel.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (in millions)	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015
Allowance for credit losses - beginning of period	$274	$280	$280
Provision for credit losses	7	(19)	163
Net recoveries (charge-offs):
Financial institutions	—	13	(170)
Other residential mortgages	—	—	2
Net recoveries (charge-offs)	—	13	(168)
Allowance for credit losses - end of period	$281	$274	$275
Allowance for loan losses	$169	$148	$157
Allowance for lending-related commitments	112	126	118

The allowance for credit losses was $281 million at Dec. 31, 2016, an increase of $7 million compared with $274 million at Sept. 30, 2016.

Page - 12

BNY Mellon 4Q16 Earnings Release

CAPITAL AND LIQUIDITY

Capital ratios	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015
Consolidated regulatory capital ratios: (a)
Standardized:
Common equity Tier 1 (“CET1”) ratio	12.3%	12.2%	11.5%
Tier 1 capital ratio	14.5	14.4	13.1
Total (Tier 1 plus Tier 2) capital ratio	15.2	14.8	13.5
Advanced:
CET1 ratio	10.6	10.5	10.8
Tier 1 capital ratio	12.6	12.5	12.3
Total (Tier 1 plus Tier 2) capital ratio	13.0	12.6	12.5
Leverage capital ratio (b)	6.6	6.6	6.0
Supplementary leverage ratio (“SLR”)	6.0	6.0	5.4
BNY Mellon shareholders’ equity to total assets ratio – GAAP (c)	11.6	10.6	9.7
BNY Mellon common shareholders’ equity to total assets ratio – GAAP (c)	10.6	9.7	9.0
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.7	6.5	6.5

Selected regulatory capital ratios – fully phased-in – Non-GAAP: (a)(d)
CET1 ratio:
Standardized Approach	11.3%	11.4%	10.2%
Advanced Approach	9.7	9.8	9.5
SLR	5.6	5.7	4.9

(a)
Regulatory capital ratios for Dec. 31, 2016 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches.

(b)	The leverage capital ratio is based on Tier 1 capital, as phased-in and quarterly average total assets.

(c)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for a reconciliation of these ratios.

(d)	Estimated.

CET1 generation in 4Q16 – preliminary	Transitional basis (b)	Fully phased-in - Non-GAAP (c)

(in millions)
CET1 – Beginning of period	$18,559	$17,159
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	822	822
Goodwill and intangible assets, net of related deferred tax liabilities	191	215
Gross CET1 generated	1,013	1,037
Capital deployed:
Dividends	(203)	(203)
Common stock repurchased	(848)	(848)
Total capital deployed	(1,051)	(1,051)
Other comprehensive income	(752)	(980)
Additional paid-in capital (a)	325	325
Other	(1)	—
Total other deductions	(428)	(655)
Net CET1 generated	(466)	(669)
CET1 – End of period	$18,093	$16,490
(a)    Primarily related to stock awards, the exercise of stock options and stock issued for employee benefit plans.
(b)    Reflects transitional adjustments to CET1 required under the U.S. capital rules.
(c)    Estimated.

Page - 13

BNY Mellon 4Q16 Earnings Release

The table presented below compares the fully phased-in Basel III capital components and risk-based ratios to those capital components and ratios determined on a transitional basis.

Basel III capital components and ratios	Dec. 31, 2016 (a)		Sept. 30, 2016		Dec. 31, 2015
(dollars in millions)	Transitional basis (b)	Fully phased-in - Non-GAAP (c)	Transitional basis (b)	Fully phased-in - Non-GAAP (c)	Transitional basis (b)	Fully phased-in - Non-GAAP (c)
CET1:
Common shareholders’ equity	$35,794	$35,269	$36,450	$36,153	$36,067	$35,485
Goodwill and intangible assets	(17,314)	(18,312)	(17,505)	(18,527)	(17,295)	(18,911)
Net pension fund assets	(54)	(90)	(56)	(94)	(46)	(116)
Equity method investments	(313)	(344)	(314)	(347)	(296)	(347)
Deferred tax assets	(19)	(32)	(15)	(25)	(8)	(20)
Other	(1)	(1)	(1)	(1)	(5)	(9)
Total CET1	18,093	16,490	18,559	17,159	18,417	16,082
Other Tier 1 capital:
Preferred stock	3,542	3,542	3,542	3,542	2,552	2,552
Trust preferred securities	—	—	—	—	74	—
Deferred tax assets	(13)	—	(10)	—	(12)	—
Net pension fund assets	(36)	—	(38)	—	(70)	—
Other	(121)	(121)	(110)	(109)	(25)	(22)
Total Tier 1 capital	21,465	19,911	21,943	20,592	20,936	18,612

Tier 2 capital:
Trust preferred securities	148	—	156	—	222	—
Subordinated debt	550	550	149	149	149	149
Allowance for credit losses	281	281	274	274	275	275
Other	(12)	(11)	(6)	(6)	(12)	(12)
Total Tier 2 capital - Standardized Approach	967	820	573	417	634	412
Excess of expected credit losses	61	61	33	33	37	37
Less: Allowance for credit losses	281	281	274	274	275	275
Total Tier 2 capital - Advanced Approach	$747	$600	$332	$176	$396	$174

Total capital:
Standardized Approach	$22,432	$20,731	$22,516	$21,009	$21,570	$19,024
Advanced Approach	$22,212	$20,511	$22,275	$20,768	$21,332	$18,786

Risk-weighted assets:
Standardized Approach	$147,581	$146,392	$152,410	$151,173	$159,893	$158,015
Advanced Approach	$170,519	$169,259	$176,232	$174,912	$170,384	$168,509

Standardized Approach:
CET1 ratio	12.3%	11.3%	12.2%	11.4%	11.5%	10.2%
Tier 1 capital ratio	14.5	13.6	14.4	13.6	13.1	11.8
Total (Tier 1 plus Tier 2) capital ratio	15.2	14.2	14.8	13.9	13.5	12.0
Advanced Approach:
CET1 ratio	10.6%	9.7%	10.5%	9.8%	10.8%	9.5%
Tier 1 capital ratio	12.6	11.8	12.5	11.8	12.3	11.0
Total (Tier 1 plus Tier 2) capital ratio	13.0	12.1	12.6	11.9	12.5	11.1
(a)    Preliminary.
(b)    Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required under the U.S. capital rules.
(c)    Estimated.

BNY Mellon has presented its estimated fully phased-in CET1 and other risk-based capital ratios and the fully phased-in SLR based on its interpretation of the U.S. capital rules, which are being gradually phased-in over a multi-year period, and on the application of such rules to BNY Mellon’s businesses as currently conducted. Management views the estimated fully phased-in CET1 and other risk-based capital ratios and fully phased-in SLR as key measures in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated fully phased-in CET1 and other risk-based capital ratios

Page - 14

BNY Mellon 4Q16 Earnings Release

and fully phased-in SLR are intended to allow investors to compare these ratios with estimates presented by other companies.

Our capital and liquidity ratios are necessarily subject to, among other things, BNY Mellon’s further review of applicable rules, anticipated compliance with all necessary enhancements to model calibration, approval by regulators of certain models used as part of RWA calculations, other refinements, further implementation guidance from regulators, market practices and standards and any changes BNY Mellon may make to its businesses. Consequently, our capital and liquidity ratios remain subject to ongoing review and revision and may change based on these factors.

Supplementary Leverage Ratio (“SLR”)

The following table presents the SLR on both the transitional and fully phased-in Basel III basis for BNY Mellon and our largest bank subsidiary, The Bank of New York Mellon.

SLR	Dec. 31, 2016 (a)		Sept. 30, 2016		Dec. 31, 2015
(dollars in millions)	Transitional basis	Fully phased-in - Non-GAAP (b)	Transitional basis	Fully phased-in - Non-GAAP (b)	Transitional basis	Fully phased-in - Non-GAAP (b)
Consolidated:
Tier 1 capital	$21,465	$19,911	$21,943	$20,592	$20,936	$18,612

Total leverage exposure:
Quarterly average total assets	$344,142	$344,142	$351,230	$351,230	$368,590	$368,590
Less: Amounts deducted from Tier 1 capital	17,562	18,886	17,743	19,095	17,650	19,403
Total on-balance sheet assets	326,580	325,256	333,487	332,135	350,940	349,187
Off-balance sheet exposures:
Potential future exposure for derivatives contracts (plus certain other items)	6,021	6,021	6,149	6,149	7,158	7,158
Repo-style transaction exposures	533	533	447	447	440	440
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	23,274	23,274	23,571	23,571	26,025	26,025
Total off-balance sheet exposures	29,828	29,828	30,167	30,167	33,623	33,623
Total leverage exposure	$356,408	$355,084	$363,654	$362,302	$384,563	$382,810

SLR - Consolidated (c)	6.0%	5.6%	6.0%	5.7%	5.4%	4.9%

The Bank of New York Mellon, our largest bank subsidiary:
Tier 1 capital	$19,019	$17,715	$18,701	$17,592	$16,814	$15,142
Total leverage exposure	$290,623	$290,230	$299,641	$299,236	$316,812	$316,270

SLR - The Bank of New York Mellon (c)	6.5%	6.1%	6.2%	5.9%	5.3%	4.8%

(a)	Dec. 31, 2016 information is preliminary.

(b)	Estimated.

(c)
The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in in 2018 as a required minimum ratio, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs. The insured depository institution subsidiaries of the U.S. G-SIBs, including those of BNY Mellon, must maintain a 6% SLR to be considered “well capitalized.”

Liquidity Coverage Ratio (“LCR”)

The U.S. LCR rules became effective Jan. 1, 2015 and require BNY Mellon to meet an LCR of 100% when fully phased-in on Jan. 1, 2017. Our estimated LCR on a consolidated basis is compliant with the fully phased-in requirements of the U.S. LCR as of Dec. 31, 2016. Our consolidated HQLA before haircuts totaled $156 billion at Dec. 31, 2016, compared with $195 billion at Sept. 30, 2016 and $218 billion at Dec. 31, 2015.

Page - 15

BNY Mellon 4Q16 Earnings Release

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

(dollars in millions, unless otherwise noted)							4Q16 vs.
	4Q16		3Q16	2Q16	1Q16	4Q15	3Q16	4Q15
Revenue:
Investment management fees:
Mutual funds	$297		$309	$304	$300	$294	(4)%	1%
Institutional clients	340		362	344	334	350	(6)	(3)
Wealth management	164		166	160	152	155	(1)	6
Investment management fees (a)	801		837	808	786	799	(4)	—
Performance fees	32		8	9	11	55	N/M	(42)
Investment management and performance fees	833		845	817	797	854	(1)	(2)
Distribution and servicing	48		49	49	46	39	(2)	23
Other (a)	(1)		(18)	(10)	(31)	22	N/M	N/M
Total fee and other revenue (a)	880		876	856	812	915	—	(4)
Net interest revenue	80		82	82	83	84	(2)	(5)
Total revenue	960		958	938	895	999	—	(4)
Provision for credit losses	6		—	1	(1)	(4)	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	672		680	684	660	689	(1)	(2)
Amortization of intangible assets	22		22	19	19	24	—	(8)
Total noninterest expense	694		702	703	679	713	(1)	(3)
Income before taxes	$260		$256	$234	$217	$290	2%	(10)%
Income before taxes (ex. amortization of intangible assets) – Non-GAAP	$282		$278	$253	$236	$314	1%	(10)%

Pre-tax operating margin	27%		27%	25%	24%	29%
Adjusted pre-tax operating margin – Non-GAAP (b)	33%		33%	30%	30%	34%

Changes in AUM (in billions): (c)
Beginning balance of AUM	$1,715		$1,664	$1,639	$1,625	$1,625
Net inflows (outflows):
Long-term strategies:
Equity	(4)		(3)	(2)	(3)	(9)
Fixed income	(1)		—	(2)	—	1
Liability-driven investments (d)	(7)		4	15	14	11
Alternative investments	2		2	1	1	2
Total long-term active strategies (outflows) inflows	(10)		3	12	12	5
Index	(1)		(2)	(17)	(11)	(16)
Total long-term strategies (outflows) inflows	(11)		1	(5)	1	(11)
Short term strategies:
Cash	(3)		(1)	4	(9)	2
Total net (outflows)	(14)		—	(1)	(8)	(9)
Net market impact/other	(11)		80	71	41	24
Net currency impact	(42)		(29)	(47)	(19)	(15)
Acquisition	—		—	2	—	—
Ending balance of AUM	$1,648	(e)	$1,715	$1,664	$1,639	$1,625	(4)%	1%

AUM at period end, by product type: (c)
Equity	14%		13%	14%	14%	14%
Fixed income	13		14	13	13	13
Index	19		18	18	19	20
Liability-driven investments (d)	34		35	34	33	32
Alternative investments	4		4	4	4	4
Cash	16		16	17	17	17
Total AUM	100%	(e)	100%	100%	100%	100%

Average balances:
Average loans	$15,673		$15,308	$14,795	$14,275	$13,447	2%	17%
Average deposits	$15,511		$15,600	$15,518	$15,971	$15,497	(1)%	—%

(a)
Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. See page 28 for a breakdown of the revenue line items in the Investment Management business impacted by the consolidated investment management funds. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income.

(b)
Excludes amortization of intangible assets, provision for credit losses and distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of this Non-GAAP measure.

(c)	Excludes securities lending cash management assets and assets managed in the Investment Services business and the Other segment.

(d)	Includes currency overlay assets under management.

(e)	Preliminary.
N/M – Not meaningful.

Page - 16

BNY Mellon 4Q16 Earnings Release

INVESTMENT MANAGEMENT KEY POINTS

•
Income before taxes totaled $260 million in 4Q16, a decrease of 10% year-over-year and an increase of 2% sequentially. Income before taxes, excluding amortization of intangible assets (Non-GAAP), totaled $282 million in 4Q16, a decrease of 10% year-over-year and an increase of 1% sequentially.

•	Pre-tax operating margin of 27% in 4Q16 decreased 197 basis points year-over-year and increased 41 basis points sequentially.

•	Adjusted pre-tax operating margin (Non-GAAP) of 33% in 4Q16 decreased 85 basis points year-over-year and increased 83 basis points sequentially.

•	Total revenue was $960 million, a decrease of 4% year-over-year and a slight increase sequentially.

•	42% non-U.S. revenue in 4Q16 vs. 42% in 4Q15.

•
Investment management fees were $801 million, a slight increase year-over-year and a decrease of 4% sequentially. The year-over-year increase primarily reflects higher market values and money market fees, partially offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound). The sequential decrease primarily reflects outflows of assets under management, lower fixed income market values and money market fees.

•	Net long-term outflows of $11 billion in 4Q16 were a combination of $10 billion of outflows from actively managed strategies and $1 billion of outflows from index strategies.

•	Net short-term outflows were $3 billion in 4Q16.

•	Performance fees were $32 million in 4Q16 compared with $55 million in 4Q15 and $8 million in 3Q16. The sequential increase was driven by seasonality.

•	Distribution and servicing fees were $48 million in 4Q16 compared with $39 million in 4Q15 and $49 million in 3Q16. The year-over-year increase primarily reflects higher money market fees.

•
Other revenue was a loss of $1 million in 4Q16 compared with other revenue of $22 million in 4Q15 and a loss of $18 million in 3Q16. The year-over-year decrease reflects payments to Investment Services related to higher money market fees and lower seed capital gains, partially offset by gains on investments. The sequential increase primarily reflects gains on hedging activity and investments, as well as losses on investments recorded in 3Q16, partially offset by lower seed capital gains.

•
Net interest revenue decreased 5% year-over-year and 2% sequentially. The year-over-year decrease primarily reflects the impact of the 1Q16 changes in the internal crediting rates, partially offset by record average loans and higher rates on deposits.

•
Average loans increased 17% year-over-year and 2% sequentially; average deposits increased slightly year-over-year and decreased 1% sequentially. The increases in average loans were driven by our program to extend banking solutions to high net worth clients.

•
Total noninterest expense (excluding amortization of intangible assets) decreased 2% year-over-year and 1% sequentially. The year-over-year decrease was primarily driven by the favorable impact of a stronger U.S. dollar (principally versus the British pound) and lower professional, legal and other purchased services and lower staff expense, partially offset by higher distribution and servicing expense as a result of lower money market fee waivers. The sequential decrease primarily reflects lower severance expense, partially offset by higher other expenses.

Page - 17

BNY Mellon 4Q16 Earnings Release

INVESTMENT SERVICES provides business and technology solutions to financial institutions, corporations, public funds and government agencies, including: asset servicing (custody, accounting, broker-dealer services, securities lending, collateral and liquidity services), clearing services, issuer services (depositary receipts and corporate trust) and treasury services (global payments, trade finance and cash management).

(dollars in millions, unless otherwise noted)							4Q16 vs.
	4Q16		3Q16	2Q16	1Q16	4Q15	3Q16	4Q15
Revenue:
Investment services fees:
Asset servicing	$1,043		$1,039	$1,043	$1,016	$1,009	—%	3%
Clearing services	354		347	350	348	337	2	5
Issuer services	211		336	233	244	199	(37)	6
Treasury services	139		136	137	129	135	2	3
Total investment services fees	1,747		1,858	1,763	1,737	1,680	(6)	4
Foreign exchange and other trading revenue	157		177	161	168	150	(11)	5
Other (a)	128		148	130	125	127	(14)	1
Total fee and other revenue	2,032		2,183	2,054	2,030	1,957	(7)	4
Net interest revenue	713		715	690	679	664	—	7
Total revenue	2,745		2,898	2,744	2,709	2,621	(5)	5
Provision for credit losses	—		1	(7)	14	8	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	1,786		1,812	1,819	1,770	1,791	(1)	—
Amortization of intangible assets	38		39	40	38	40	(3)	(5)
Total noninterest expense	1,824		1,851	1,859	1,808	1,831	(1)	—
Income before taxes	$921		$1,046	$892	$887	$782	(12)%	18%
Income before taxes (ex. amortization of intangible assets) – Non-GAAP	$959		$1,085	$932	$925	$822	(12)%	17%

Pre-tax operating margin	34%		36%	33%	33%	30%
Adjusted pre-tax operating margin (ex. provision for credit losses and amortization of intangible assets) – Non-GAAP	35%		37%	34%	35%	32%

Investment services fees as a percentage of noninterest expense (ex. amortization of intangible assets)	98%		103%	97%	98%	94%

Securities lending revenue	$44		$42	$42	$42	$39	5%	13%

Metrics:
Average loans	$45,832		$44,329	$43,786	$45,004	$45,844	3%	—%
Average deposits	$213,531		$220,316	$221,998	$215,707	$229,241	(3)%	(7)%

AUC/A at period end (in trillions) (b)	$29.9	(c)	$30.5	$29.5	$29.1	$28.9	(2)%	3%
Market value of securities on loan at period end (in billions) (d)	$296		$288	$278	$300	$277	3%	7%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$141	(c)	$150	$167	$40	$49

Depositary Receipts:
Number of sponsored programs	1,062		1,094	1,112	1,131	1,145	(3)%	(7)%

Clearing services:
Average active clearing accounts (U.S. platform) (in thousands)	5,960		5,942	5,946	5,947	5,959	—%	—%
Average long-term mutual fund assets (U.S. platform)	$438,460		$443,112	$431,150	$415,025	$437,260	(1)%	—%
Average investor margin loans (U.S. platform)	$10,562		$10,834	$10,633	$11,063	$11,575	(3)%	(9)%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,307		$2,212	$2,108	$2,104	$2,153	4%	7%

(a)	Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income.

(b)	Includes the AUC/A of CIBC Mellon of $1.2 trillion at Dec. 31, 2016 and Sept. 30, 2016, $1.1 trillion at June 30, 2016 and March 31, 2016 and $1.0 trillion at Dec. 31, 2015.

(c)	Preliminary.

(d)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $63 billion at Dec. 31, 2016, $64 billion at Sept. 30, 2016, $56 billion at June 30, 2016 and March 31, 2016 and $55 billion at Dec. 31, 2015.

N/M – Not meaningful.

Page - 18

BNY Mellon 4Q16 Earnings Release

INVESTMENT SERVICES KEY POINTS

•	Income before taxes totaled $921 million in 4Q16. Income before taxes, excluding amortization of intangible assets (Non-GAAP), totaled $959 million in 4Q16.

•
The pre-tax operating margin was 34% in 4Q16. The pre-tax operating margin, excluding the provision for credit losses and amortization of intangible assets (Non-GAAP), was 35% in 4Q16 and the investment services fees as a percentage of noninterest expense (excluding amortization of intangible assets) was 98% in 4Q16, reflecting the continued focus on the business improvement process to drive operating leverage.

•	Investment services fees were $1.7 billion, an increase of 4% year-over-year and a decrease of 6% sequentially.

•
Asset servicing fees were $1.043 billion in 4Q16 compared with $1.009 billion in 4Q15 and $1.039 billion in 3Q16. The year-over-year increase primarily reflects higher money market fees, net new business and higher equity market values, partially offset by the unfavorable impact of a stronger U.S. dollar and the impact of downsizing of the UK retail transfer agency business.

--    Estimated new business wins (AUC/A) in Asset Servicing of $141 billion in 4Q16.

•
Clearing services fees were $354 million in 4Q16 compared with $337 million in 4Q15 and $347 million in 3Q16. Both increases were primarily driven by higher money market fees. The year-over-year increase was partially offset by the impact of previously disclosed lost business.

•
Issuer services fees were $211 million in 4Q16 compared with $199 million in 4Q15 and $336 million in 3Q16. The year-over-year increase primarily reflects higher fees in Depositary Receipts and higher money market fees in Corporate Trust. The sequential decrease primarily reflects seasonality in Depositary Receipts.

•
Treasury services fees were $139 million in 4Q16 compared with $135 million in 4Q15 and $136 million in 3Q16. Both increases primarily resulted from higher payment volumes. The year-over-year increase was partially offset by higher compensating balance credits provided to clients, which reduces fee revenue and increases net interest revenue.

•
Foreign exchange and other trading revenue was $157 million in 4Q16 compared with $150 million in 4Q15 and $177 million in 3Q16. The year-over-year increase primarily reflects higher volatility. The sequential decrease primarily reflects lower Depositary Receipt-related foreign exchange activity, partially offset by higher volatility.

•
Other revenue was $128 million in 4Q16 compared with $127 million in 4Q15 and $148 million in 3Q16. Year-over-year, increased payments from Investment Management related to higher money market fees were offset by termination fees related to lost business in our clearing services business recorded in 4Q15 and certain fees paid to introducing brokers. The sequential decrease primarily reflects termination fees related to lost business in our clearing services business in 3Q16.

•
Net interest revenue was $713 million in 4Q16 compared with $664 million in 4Q15 and $715 million in 3Q16. The year-over-year increase primarily reflects the impact of the higher short-term rates on lower balances.

•
Noninterest expense (excluding amortization of intangible assets) was $1.786 billion in 4Q16 compared with $1.791 billion in 4Q15 and $1.812 billion in 3Q16. Both decreases primarily reflect lower incentive and litigation expense. The year-over-year decrease also reflects lower severance and temporary services expenses. The sequential decrease was partially offset by higher software expense.

Page - 19

BNY Mellon 4Q16 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, global markets, business exits and other corporate revenue and expense items.

(dollars in millions)	4Q16	3Q16	2Q16	1Q16	4Q15
Revenue:
Fee and other revenue	$42	$100	$95	$129	$89
Net interest revenue (expense)	38	(23)	(5)	4	12
Total revenue	80	77	90	133	101
Provision for credit losses	1	(20)	(3)	(3)	159
Noninterest expense (ex. amortization of intangible assets and M&I and restructuring charges (recoveries))	108	88	53	141	150
Amortization of intangible assets	—	—	—	—	—
M&I and restructuring charges (recoveries)	2	—	3	(1)	(4)
Total noninterest expense	110	88	56	140	146
(Loss) income before taxes	$(31)	$9	$37	$(4)	$(204)
(Loss) income before taxes (ex. amortization of intangible assets and M&I and restructuring charges (recoveries)) – Non-GAAP	$(29)	$9	$40	$(5)	$(208)

Average loans and leases	$2,142	$1,941	$1,703	$1,917	$2,673

KEY POINTS

•
Total fee and other revenue decreased $47 million compared with 4Q15 and $58 million compared with 3Q16. Both decreases primarily reflect the negative impact of interest rate hedging activities, which are offset in net interest revenue. Both decreases also reflect lower net securities gains and investment and other income.

•
Net interest revenue increased $26 million compared with 4Q15 and $61 million compared with 3Q16. Both increases were driven by the positive impact of interest rate hedging activities. Substantially all of this impact was offset in fee and other revenue. The sequential increase also reflects approximately $15 million related to the premium amortization adjustment, partially offset by the results of the leasing portfolio.

•	The provision for credit losses was $1 million in 4Q16, compared with $159 million in 4Q15 and a credit of $20 million in 3Q16.

•
Noninterest expense (excluding amortization of intangible assets and M&I and restructuring charges (recoveries)) decreased $42 million compared with 4Q15 and increased $20 million compared with 3Q16. The year-over-year decrease primarily reflects lower staff expense. The sequential increase was primarily driven by higher professional, legal and other purchased services and software expense.

Page - 20

BNY Mellon 4Q16 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015

Fee and other revenue
Investment services fees:
Asset servicing	$1,068	$1,067	$1,032	$4,244	$4,187
Clearing services	355	349	339	1,404	1,375
Issuer services	211	337	199	1,026	978
Treasury services	140	137	137	547	555
Total investment services fees	1,774	1,890	1,707	7,221	7,095
Investment management and performance fees	848	860	864	3,350	3,438
Foreign exchange and other trading revenue	161	183	173	701	768
Financing-related fees	50	58	51	219	220
Distribution and servicing	41	43	41	166	162
Investment and other income	70	92	93	341	316
Total fee revenue	2,944	3,126	2,929	11,998	11,999
Net securities gains	10	24	21	75	83
Total fee and other revenue	2,954	3,150	2,950	12,073	12,082
Operations of consolidated investment management funds
Investment income	8	20	19	35	115
Interest of investment management fund note holders	3	3	3	9	29
Income from consolidated investment management funds	5	17	16	26	86
Net interest revenue
Interest revenue	928	874	834	3,575	3,326
Interest expense	97	100	74	437	300
Net interest revenue	831	774	760	3,138	3,026
Total revenue	3,790	3,941	3,726	15,237	15,194
Provision for credit losses	7	(19)	163	(11)	160
Noninterest expense
Staff	1,395	1,467	1,481	5,733	5,837
Professional, legal and other purchased services	325	292	328	1,185	1,230
Software and equipment	237	215	225	894	907
Net occupancy	153	143	148	590	600
Distribution and servicing	98	105	92	405	381
Sub-custodian	57	59	60	245	270
Business development	71	52	75	245	267
Other	228	231	201	940	961
Amortization of intangible assets	60	61	64	237	261
M&I, litigation and restructuring charges	7	18	18	49	85
Total noninterest expense	2,631	2,643	2,692	10,523	10,799
Income
Income before income taxes	1,152	1,317	871	4,725	4,235
Provision for income taxes	280	324	175	1,177	1,013
Net income	872	993	696	3,548	3,222
Net (income) attributable to noncontrolling interests (includes $(4), $(9), $(5), $(10) and $(68) related to consolidated investment management funds, respectively)	(2)	(6)	(3)	(1)	(64)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	870	987	693	3,547	3,158
Preferred stock dividends	(48)	(13)	(56)	(122)	(105)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$822	$974	$637	$3,425	$3,053

Page - 21

BNY Mellon 4Q16 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation	Quarter ended			Year-to-date
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
(in millions)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$822	$974	$637	$3,425	$3,053
Less: Earnings allocated to participating securities	13	15	9	52	43
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$809	$959	$628	$3,373	$3,010

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
(in thousands)
Basic	1,050,888	1,062,248	1,088,880	1,066,286	1,104,719
Diluted	1,056,818	1,067,682	1,096,385	1,072,013	1,112,511

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
(in dollars)
Basic	$0.77	$0.90	$0.58	$3.16	$2.73
Diluted	$0.77	$0.90	$0.57	$3.15	$2.71

Page - 22

BNY Mellon 4Q16 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Consolidated Balance Sheet

(dollars in millions, except per share amounts)	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015

Assets
Cash and due from:
Banks	$4,822	$4,957	$6,537
Interest-bearing deposits with the Federal Reserve and other central banks	58,041	80,359	113,203
Interest-bearing deposits with banks	15,086	14,416	15,146
Federal funds sold and securities purchased under resale agreements	25,801	34,851	24,373
Securities:
Held-to-maturity (fair value of $40,669, $41,387 and $43,204)	40,905	40,728	43,312
Available-for-sale	73,822	78,270	75,867
Total securities	114,727	118,998	119,179
Trading assets	5,733	5,340	7,368
Loans	64,458	65,997	63,703
Allowance for loan losses	(169)	(148)	(157)
Net loans	64,289	65,849	63,546
Premises and equipment	1,303	1,338	1,379
Accrued interest receivable	568	522	562
Goodwill	17,316	17,449	17,618
Intangible assets	3,598	3,671	3,842
Other assets	20,954	25,355	19,626
Subtotal assets of operations	332,238	373,105	392,379
Assets of consolidated investment management funds, at fair value:
Trading assets	979	873	1,228
Other assets	252	136	173
Subtotal assets of consolidated investment management funds, at fair value	1,231	1,009	1,401
Total assets	$333,469	$374,114	$393,780
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$78,342	$105,632	$96,277
Interest-bearing deposits in U.S. offices	52,049	56,713	51,704
Interest-bearing deposits in Non-U.S. offices	91,099	99,033	131,629
Total deposits	221,490	261,378	279,610
Federal funds purchased and securities sold under repurchase agreements	9,989	8,052	15,002
Trading liabilities	4,389	4,154	4,501
Payables to customers and broker-dealers	20,987	21,162	21,900
Other borrowed funds	754	993	523
Accrued taxes and other expenses	5,867	5,687	5,986
Other liabilities (includes allowance for lending-related commitments of $112, $126 and $118)	5,635	7,709	5,490
Long-term debt	24,463	24,374	21,547
Subtotal liabilities of operations	293,574	333,509	354,559
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	282	219	229
Other liabilities	33	13	17
Subtotal liabilities of consolidated investment management funds, at fair value	315	232	246
Total liabilities	293,889	333,741	354,805
Temporary equity
Redeemable noncontrolling interests	151	178	200
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 35,826, 35,826 and 25,826 shares	3,542	3,542	2,552
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,333,706,427, 1,325,167,583 and 1,312,941,113 shares	13	13	13
Additional paid-in capital	25,962	25,637	25,262
Retained earnings	22,621	22,002	19,974
Accumulated other comprehensive loss, net of tax	(3,765)	(2,785)	(2,600)
Less: Treasury stock of 286,218,126, 267,830,962 and 227,598,128 common shares, at cost	(9,562)	(8,714)	(7,164)
Total The Bank of New York Mellon Corporation shareholders’ equity	38,811	39,695	38,037
Nonredeemable noncontrolling interests of consolidated investment management funds	618	500	738
Total permanent equity	39,429	40,195	38,775
Total liabilities, temporary equity and permanent equity	$333,469	$374,114	$393,780

Page - 23

BNY Mellon 4Q16 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based on fully phased-in CET1 and other risk-based capital ratios, the fully phased-in SLR and tangible common shareholders’ equity. BNY Mellon believes that the CET1 and other risk-based capital ratios on a fully phased-in basis, the SLR on a fully phased-in basis and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the capital ratios which are, or were, required by regulatory authorities. The tangible common shareholders’ equity ratio, which excludes goodwill and intangible assets, net of deferred tax liabilities, includes changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its reconciliation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes and the assets of consolidated investment management funds to which BNY Mellon has limited economic exposure. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets, net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per common share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures, which exclude the effect of noncontrolling interests related to consolidated investment management funds, and expense measures, which exclude M&I, litigation and restructuring charges and amortization of intangible assets. Earnings per share, return on equity, operating leverage and operating margin measures, which exclude some or all of these items, as well as the (recovery) impairment charge related to Sentinel, are also presented. Operating margin measures may also exclude the provision for credit losses and distribution and servicing expense. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. M&I expenses primarily relate to acquisitions and generally continue for approximately three years after the transaction. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our streamlining actions, Operational Excellence Initiatives and migrating positions to Global Delivery Centers. Excluding these charges mentioned above permits investors to view expenses on a basis consistent with how management views the business.

The presentation of income (loss) from consolidated investment management funds, net of net income (loss) attributable to noncontrolling interests related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

Page - 24

BNY Mellon 4Q16 Earnings Release

The following tables present the reconciliation of net income applicable to common shareholders of The Bank of New York Mellon Corporation and diluted earnings per common share.

Reconciliation of net income and diluted EPS – GAAP to Non-GAAP	4Q16		3Q16		4Q15
(in millions, except per common share amounts)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$822	$0.77	$974	$0.90	$637	$0.57
Add: M&I, litigation and restructuring charges	7		18		18
Tax impact of M&I, litigation and restructuring charges	(3)		(5)		(6)
Net impact of M&I, litigation and restructuring charges	4	—	13	0.01	12	0.01

Add: (Recovery) impairment charge related to Sentinel	N/A		(13)		170
Tax impact of recovery (impairment charge) related to Sentinel	N/A		5		(64)
(Recovery) impairment charge related to Sentinel – after-tax	N/A	N/A	(8)	(0.01)	106	0.10
Non-GAAP adjustments – after-tax	4	—	5	—	118	0.11
Non-GAAP results	$826	$0.77	$979	$0.90	$755	$0.68
N/A – Not applicable.

Reconciliation of net income and diluted EPS – GAAP to Non-GAAP	Full-year 2016		Full-year 2015		Growth
(in millions, except per common share amounts)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$3,425	$3.15	$3,053	$2.71	12%	16%
Add: M&I, litigation and restructuring charges	49		85
Tax impact of M&I, litigation and restructuring charges	(16)		(29)
Net impact of M&I, litigation and restructuring charges	33	0.03	56	0.05

Add: (Recovery) impairment charge related to Sentinel	(13)		170
Tax impact of recovery (impairment charge) related to Sentinel	5		(64)
(Recovery) impairment charge related to Sentinel – after-tax	(8)	(0.01)	106	0.09
Non-GAAP adjustments – after-tax	25	0.02	162	0.14
Non-GAAP results	$3,450	$3.17	$3,215	$2.85	7%	11%

Page - 25

BNY Mellon 4Q16 Earnings Release

The following table presents the reconciliation of the pre-tax operating margin ratio.

Reconciliation of income before income taxes – pre-tax operating margin
(dollars in millions)	4Q16	3Q16	2Q16	1Q16	4Q15
Income before income taxes – GAAP	$1,152	$1,317	$1,165	$1,091	$871
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	4	9	4	(7)	5
Add: Amortization of intangible assets	60	61	59	57	64
M&I, litigation and restructuring charges	7	18	7	17	18
(Recovery) impairment charge related to Sentinel	—	(13)	—	—	170
Income before income taxes, as adjusted – Non-GAAP (a)	$1,215	$1,374	$1,227	$1,172	$1,118

Fee and other revenue – GAAP	$2,954	$3,150	$2,999	$2,970	$2,950
Income (loss) from consolidated investment management funds – GAAP	5	17	10	(6)	16
Net interest revenue – GAAP	831	774	767	766	760
Total revenue – GAAP	3,790	3,941	3,776	3,730	3,726
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	4	9	4	(7)	5
Total revenue, as adjusted – Non-GAAP (a)	$3,786	$3,932	$3,772	$3,737	$3,721

Pre-tax operating margin – GAAP (b)(c)	30%	33%	31%	29%	23%
Adjusted pre-tax operating margin – Non-GAAP (a)(b)(c)	32%	35%	33%	31%	30%

(a)
Non-GAAP information for all periods presented excludes net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan and 4Q15 also excludes the impairment charge related to a court decision regarding Sentinel.

(b)	Income before taxes divided by total revenue.

(c)
Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis, these investments would increase revenue and income before taxes by $92 million for 4Q16, $74 million for 3Q16 and 2Q16, $77 million for 1Q16 and $73 million for 4Q15 and would increase our pre-tax operating margin by approximately 1.7% for 4Q16, 1.2% for 3Q16, 1.3% for 2Q16, 1.4% for 1Q16 and 1.5% for 4Q15.

The following tables present the reconciliation of the operating leverage.

Operating leverage				4Q16 vs.
(dollars in millions)	4Q16	3Q16	4Q15	3Q16		4Q15
Total revenue – GAAP	$3,790	$3,941	$3,726	(3.83)%		1.72%
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	4	9	5
Total revenue, as adjusted – Non-GAAP	$3,786	$3,932	$3,721	(3.71)%		1.75%

Total noninterest expense – GAAP	$2,631	$2,643	$2,692	(0.45)%		(2.27)%
Less: Amortization of intangible assets	60	61	64
M&I, litigation and restructuring charges	7	18	18
Total noninterest expense, as adjusted – Non-GAAP	$2,564	$2,564	$2,610	—		(1.76)%

Operating leverage – GAAP (a)				(338	) bps	399	bps
Adjusted operating leverage – Non-GAAP (a)(b)				(371	) bps	351	bps

(a)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

(b)
Non-GAAP operating leverage for all periods presented excludes net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges.

bps – basis points.

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BNY Mellon 4Q16 Earnings Release

Operating leverage			2016 vs.
(dollars in millions)	2016	2015	2015
Total revenue – GAAP	$15,237	$15,194	0.28%
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	10	68
Total revenue, as adjusted – Non-GAAP	$15,227	$15,126	0.67%

Total noninterest expense – GAAP	10,523	10,799	(2.56)%
Less: Amortization of intangible assets	237	261
M&I, litigation and restructuring charges	49	85
Total noninterest expense, as adjusted – Non-GAAP	$10,237	$10,453	(2.07)%

Operating leverage – GAAP (a)			284	bps
Adjusted operating leverage – Non-GAAP (a)(b)			274	bps

(a)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

(b)
Non-GAAP operating leverage for all periods presented excludes net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges.

bps – basis points.

The following table presents the reconciliation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	4Q16	3Q16	2Q16	1Q16	4Q15	FY16
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$822	$974	$825	$804	$637	$3,425
Add: Amortization of intangible assets	60	61	59	57	64	237
Less: Tax impact of amortization of intangible assets	19	21	21	20	22	81
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	863	1,014	863	841	679	3,581
Add: M&I, litigation and restructuring charges	7	18	7	17	18	49
(Recovery) impairment charge related to Sentinel	—	(13)	—	—	170	(13)
Less: Tax impact of M&I, litigation and restructuring charges	3	5	2	6	6	16
Tax impact of (recovery) impairment charge related to Sentinel	—	(5)	—	—	64	(5)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP (a)	$867	$1,019	$868	$852	$797	$3,606

Average common shareholders’ equity	$35,171	$35,767	$35,827	$35,252	$35,664	$35,504
Less: Average goodwill	17,344	17,463	17,622	17,562	17,673	17,497
Average intangible assets	3,638	3,711	3,789	3,812	3,887	3,737
Add: Deferred tax liability – tax deductible goodwill (b)	1,497	1,477	1,452	1,428	1,401	1,497
Deferred tax liability – intangible assets (b)	1,105	1,116	1,129	1,140	1,148	1,105
Average tangible common shareholders’ equity – Non-GAAP	$16,791	$17,186	$16,997	$16,446	$16,653	$16,872

Return on common equity – GAAP (c)	9.3%	10.8%	9.3%	9.2%	7.1%	9.6%
Adjusted return on common equity – Non-GAAP (a)(c)	9.8%	11.3%	9.7%	9.7%	8.9%	10.2%

Return on tangible common equity – Non-GAAP (c)	20.4%	23.5%	20.4%	20.6%	16.2%	21.2%
Adjusted return on tangible common equity – Non-GAAP (a)(c)	20.5%	23.6%	20.5%	20.8%	19.0%	21.4%

(a)
Non-GAAP information for all periods presented excludes amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan and 4Q15 also excludes the impairment charge related to a court decision regarding Sentinel.

(b)	Deferred tax liabilities are based on fully phased-in Basel III rules.

(c)	Quarterly returns are annualized.

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BNY Mellon 4Q16 Earnings Release

The following table presents the reconciliation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015
(dollars in millions, unless otherwise noted)
BNY Mellon shareholders’ equity at period end – GAAP	$38,811	$39,695	$38,559	$38,459	$38,037
Less: Preferred stock	3,542	3,542	2,552	2,552	2,552
BNY Mellon common shareholders’ equity at period end – GAAP	35,269	36,153	36,007	35,907	35,485
Less: Goodwill	17,316	17,449	17,501	17,604	17,618
Intangible assets	3,598	3,671	3,738	3,781	3,842
Add: Deferred tax liability – tax deductible goodwill (a)	1,497	1,477	1,452	1,428	1,401
Deferred tax liability – intangible assets (a)	1,105	1,116	1,129	1,140	1,148
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$16,957	$17,626	$17,349	$17,090	$16,574

Total assets at period end – GAAP	$333,469	$374,114	$372,351	$372,870	$393,780
Less: Assets of consolidated investment management funds	1,231	1,009	1,083	1,300	1,401
Subtotal assets of operations – Non-GAAP	332,238	373,105	371,268	371,570	392,379
Less: Goodwill	17,316	17,449	17,501	17,604	17,618
Intangible assets	3,598	3,671	3,738	3,781	3,842
Cash on deposit with the Federal Reserve and other central banks (b)	58,146	80,362	88,080	96,421	116,211
Tangible total assets of operations at period end – Non-GAAP	$253,178	$271,623	$261,949	$253,764	$254,708

BNY Mellon shareholders’ equity to total assets ratio – GAAP	11.6%	10.6%	10.4%	10.3%	9.7%
BNY Mellon common shareholders’ equity to total assets ratio – GAAP	10.6%	9.7%	9.7%	9.6%	9.0%
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP	6.7%	6.5%	6.6%	6.7%	6.5%

Period-end common shares outstanding (in thousands)	1,047,488	1,057,337	1,067,674	1,077,083	1,085,343

Book value per common share – GAAP	$33.67	$34.19	$33.72	$33.34	$32.69
Tangible book value per common share – Non-GAAP	$16.19	$16.67	$16.25	$15.87	$15.27

(a)	Deferred tax liabilities are based on fully phased-in Basel III rules.
(b)    Assigned a zero percent risk-weighting by the regulators.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income (loss) from consolidated investment management funds, net of noncontrolling interests
(in millions)	4Q16	3Q16	2Q16	1Q16	4Q15
Income (loss) from consolidated investment management funds	$5	$17	$10	$(6)	$16
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	4	9	4	(7)	5
Income from consolidated investment management funds, net of noncontrolling interests	$1	$8	$6	$1	$11

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BNY Mellon 4Q16 Earnings Release

The following table presents the revenue line items in the Investment Management business impacted by the consolidated investment management funds.

Income (loss) from consolidated investment management funds, net of noncontrolling interests - Investment Management business
(in millions)	4Q16	3Q16	2Q16	1Q16	4Q15
Investment management fees	$4	$2	$3	$2	$7
Other (Investment income (loss))	(3)	6	3	(1)	4
Income from consolidated investment management funds, net of noncontrolling interests	$1	$8	$6	$1	$11

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin - Investment Management business
(dollars in millions)	4Q16	3Q16	2Q16	1Q16	4Q15
Income before income taxes – GAAP	$260	$256	$234	$217	$290
Add: Amortization of intangible assets	22	22	19	19	24
Provision for credit losses	6	—	1	(1)	(4)
Income before income taxes excluding amortization of intangible assets and provision for credit losses – Non-GAAP	$288	$278	$254	$235	$310

Total revenue – GAAP	$960	$958	$938	$895	$999
Less: Distribution and servicing expense	98	104	102	100	92
Total revenue net of distribution and servicing expense – Non-GAAP	$862	$854	$836	$795	$907

Pre-tax operating margin – GAAP (a)	27%	27%	25%	24%	29%
Pre-tax operating margin, excluding amortization of intangible assets, provision for credit losses and distribution and servicing expense – Non-GAAP (a)	33%	33%	30%	30%	34%
(a)    Income before taxes divided by total revenue.

DIVIDENDS

Common – On Jan. 19, 2017, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.19 per common share. This cash dividend is payable on Feb. 10, 2017 to shareholders of record as of the close of business on Jan. 31, 2017.

Preferred – On Jan. 19, 2017, The Bank of New York Mellon Corporation declared the following dividends for the noncumulative perpetual preferred stock, liquidation preference $100,000 per share, for the dividend period ending in March 2017, in each case payable on March 20, 2017 to holders of record as of the close of business on March 5, 2017:

•
$1,000.00 per share on the Series A Preferred Stock (equivalent to $10.0000 per Normal Preferred Capital Security of Mellon Capital IV, each representing a 1/100th interest in a share of the Series A Preferred Stock);

•	$1,300.00 per share on the Series C Preferred Stock (equivalent to $0.3250 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock); and

•	$2,942.01 per share on the Series F Preferred Stock (equivalent to $29.4201 per depositary share, each representing a 1/100th interest in a share of the Series F Preferred Stock).

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BNY Mellon 4Q16 Earnings Release

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations relating to those ratios, preliminary business metrics and statements regarding enhancing our clients’ experience, the impact of our digital transformation and capital plans. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “may,” “will,” “strategy,” “opportunities,” “trends” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2015, the Quarterly Report on Form 10-Q for the period ended Sept. 30, 2016 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Jan. 19, 2017, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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